Exhibit 10(b)(2)

October 5, 2005

Mr. Martin Pucher
3857 Serenade Road
Castle Rock, CO 80104

Dear Mr. Pucher:

        This letter will confirm that you, Martin Pucher (“Employee”) and TII Network Technologies, Inc. (“Company”) have agreed that you shall receive 16,950 shares of the Company’s Common Stock (“Stock”) as payment of one half of the Signing Bonus ($30,000.00) due in accordance with Section 2 of the Employment Agreement dated October 5, 2005 in accordance with the following:

i.

Employee covenants and agrees that the Common Stock which Employee is acquiring pursuant to this Agreement is being acquired by Employee, for his own account for investment only and not with a view to the distribution of all or any part thereof, as the phrases “investment only” and “distribution” have meaning under the Securities Act of 1933, as amended, (the “Act”), or for the sale in connection with any distribution and that such Common Stock will not be transferred, except in accordance with the registration requirements of the Act or as applicable. Employee understands that under existing law (i) all of the Common Stock may be required to be held indefinitely, unless a Registration Statement is effective and current with respect to the Common Stock under the Act or an exemption from such registration is available, (ii) any sales of the Common Stock in reliance upon Rule 144 promulgated under the Act may be made only in amounts in accordance with the terms and conditions of the Rule, and (iii) in the case of securities to which that Rule is not applicable and which are not registered, compliance with Regulations promulgated under the Act or some other disclosure exemption will be required.

ii.

Employee covenants and agrees that the certificates representing such Common Stock shall contain the following legend, or one similar thereto: “The shares represented by this certificate were acquired for investment and have not been registered under the Securities Act of 1933, as amended (the “Act”). No sale, offer to sell or transfer of the shares represented by this certificate shall be made in the absence of an effective registration statement for the shares under the Act or an opinion of either counsel satisfactory to the Company or the Company’s Counsel, that registration is not required under said Act.”

        Except as specifically set forth herein, no other changes or modifications to the Employment Agreement are intended or implied.

Very truly yours, TII Network Technologies, Inc. /s/ Timothy J. Roach Timothy J. Roach President & CEO

Agreed and Accepted: /s/ Martin Pucher Martin Pucher Date: 10-11-05